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                                                                    EXHIBIT 21.1

                      LIST OF SUBSIDIARIES OF THE COMPANY

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ENTITY NAME                                   STATE OF INCORPORATION
-----------                                   ----------------------
HEARST-ARGYLE STATIONS, INC.                        NEVADA
WAPT HEARST-ARGYLE TELEVISION, INC.                 CALIFORNIA
KITV HEARST-ARGYLE TELEVISION, INC.                 CALIFORNIA
KHBS HEARST-ARGYLE TELEVISION, INC.                 CALIFORNIA
KMBC HEARST-ARGYLE TELEVISION, INC.                 CALIFORNIA
WBAL HEARST-ARGYLE TELEVISION, INC.                 CALIFORNIA
WCVB HEARST-ARGYLE TELEVISION, INC.                 CALIFORNIA
WISN HEARST-ARGYLE TELEVISION, INC.                 CALIFORNIA
WTAE HEARST-ARGYLE TELEVISION, INC.                 CALIFORNIA
KCRA HEARST-ARGYLE TELEVISION, INC.                 CALIFORNIA
OHIO/OKLAHOMA HEARST-ARGYLE TELEVISION, INC.        NEVADA
JACKSON HEARST-ARGYLE TELEVISION, INC.              DELAWARE
ARKANSAS HEARST-ARGYLE TELEVISION, INC.             DELAWARE
HEARST-ARGYLE SPORTS, INC.                          DELAWARE
HEARST-ARGYLE PROPERTIES, INC.                      DELAWARE
HEARST-ARGYLE INVESTMENTS, INC.                     DELAWARE
CHANNEL 58, INC.                                    CALIFORNIA
DES MOINES HEARST-ARGYLE TELEVISION, INC.           DELAWARE
ORLANDO HEARST-ARGYLE TELEVISION, INC.              DELAWARE
NEW ORLEANS HEARST-ARGYLE TELEVISION, INC.          DELAWARE
WYFF HEARST-ARGYLE TELEVISION, INC.                 CALIFORNIA
WXII HEARST-ARGYLE TELEVISION, INC.                 CALIFORNIA
KOAT HEARST-ARGYLE TELEVISION, INC.                 CALIFORNIA
WLKY HEARST-ARGYLE TELEVISION, INC.                 CALIFORNIA
KETV HEARST-ARGYLE TELEVISION, INC.                 CALIFORNIA
WGAL HEARST-ARGYLE TELEVISION, INC.                 CALIFORNIA
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